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                                                                     Exhibit 3.3


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                    GOLFSMITH INTERNATIONAL HOLDINGS, INC.

      Golfsmith International Holdings, Inc. ( the "COMPANY"), a corporation organized and existing under the General Corporation Law of the State of Delaware (the "DGCL"),

DOES HEREBY CERTIFY:

1. That the date of its filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was September 4, 2002.

2. That the Board of Directors on October 3, 2002 duly adopted resolutions setting forth a proposed amended and restated Certificate of Incorporation of the Company, declaring said amendment and restatement to be advisable and in the best interests of the Company and calling for it to be submitted to the sole stockholder of the Company for consideration thereof and that thereafter, pursuant to such resolutions of the Board of Directors, a consent of the sole stockholder in lieu of meeting was signed by the holder of all outstanding stock of the Company.

3. That, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, the Board of Directors of the Company does hereby authorize and provide for the issue of an additional 39,000,000 shares of common stock, the par value of each of such shares being $.001; a total of 40,000,000 shares is hereby authorized for issue by the Company.

4. That said amendment and restatement was duly adopted in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law.

5. That Certificate of Incorporation of the Corporation shall be amended and restated in its entirely as follows:

      FIRST: The name of the corporation is Golfsmith International Holdings Inc. (the "COMPANY").

      SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

      THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
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      FOURTH: The total number of shares of stock which the Company shall have authority to issue is 40,000,000 shares of common stock and the par value of each of such shares is $.001.

      FIFTH: [INTENTIONALLY DELETED]

      SIXTH: The Corporation is to have perpetual existence.

      SEVENTH: The business and affairs of the Company shall be managed by the Board of Directors, and the directors need not be elected by ballot unless required by the bylaws.

      EIGHTH: The Board of Directors is expressly authorized to adopt, amend or repeal the bylaws of the Company.

      NINTH: Meetings of stockholders (including the annual meeting of stockholders) may be held within or without the State of Delaware and may be held and conducted in any manner (including, without limitation, by telephonic meeting or by written consent in lieu of a meeting) provided for in the bylaws of the Company. The books of the Company may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Company.

      TENTH: Whenever a compromise or arrangement is proposed between the Company and its creditors or any class of them and/or between the Company and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Company or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Company under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Company under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Company, as the case may be, agree to any compromise or arrangement and to any reorganization of the Company as a consequence of such compromise or arrangement, the said compromise or arrangement and said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of the Company, as the case may be, and also on the Company.

      ELEVENTH: The Company reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


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      TWELFTH: To the fullest extent permitted by the General Corporation Law of the State of Delaware, a director of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of this Article Twelfth by the stockholders of the Company shall not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.

      Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "PROCEEDING"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director, officer, employee or agent of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Company to the fullest extent authorized by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except with respect to proceedings as provided in this Article Twelfth seeking to enforce rights to indemnification, the Company shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Company. The right to indemnification conferred in this Article Twelfth shall be a contract right and shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon


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delivery to the Company of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Article Twelfth or otherwise. The Company may, by action of its Board of Directors, provide indemnification to employees and agents of the Company with the same scope and effect as the foregoing indemnification of directors and officers.

      If a claim under this Article Twelfth is not paid in full by the Company within thirty days after a written claim has been received by the Company, the claimant may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, if successful in whole or in part the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Company) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware for the Company to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including its board of directors, independent legal counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Company (including its board of directors, independent legal counsel or stockholders) that the claimant has not met such applicable standard of conduct shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

      The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article Twelfth shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

      The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or any other corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware.

       The Company may, to the extent authorized from time to time by the board of directors, grant rights to indemnification, and rights to be paid by the Company the expenses incurred in defending any proceeding in advance of its final disposition, to any agent of the Company to the fullest extent of the provisions of this Article Twelfth with respect to the indemnification and advancement of expenses of directors, officers and employees of the Company.


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      IN WITNESS WHEREOF, the undersigned, being an officer of the Company, has executed this Amended and Restated Certificate of Incorporation as of 3rd day of October, 2002.

                                       /s/     NOEL E. WILENS
                                       -------------------------------
                                       Name:    Noel E. Wilens
                                       Title:   Vice President


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